As filed with the Securities and Exchange Commission on July 21, 2015

Registration No. 333-204225

Registration No. 333-188642

Registration No. 333-170391

Registration No. 333-131791

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NBL TEXAS, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-2083519
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

Rosetta Resources Inc. 2015 Long-Term Incentive Plan

Rosetta Resources Inc. 2013 Long-Term Incentive Plan

Amended and Restated Rosetta Resources Inc. 2005 Long-Term Incentive Plan

Rosetta Resources Inc. 2005 Long-Term Incentive Plan

(Full title of the plan)

Arnold J. Johnson

Senior Vice President, General Counsel and Secretary

Noble Energy, Inc.

1001 Noble Energy Way

Houston, Texas 77070

(Name and address of agent for service)

(281) 872-3100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT/DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) :

•	Registration Statement (File No. 333-131791), as amended by the Post-Effective Amendment on Form S-8, registering 2,688,600 shares of common stock, par value $0.001 (the “Common Stock”), of Rosetta Resources Inc., a Delaware corporation (“Rosetta”), for the 2005 Long-Term Incentive Plan;

•	Registration Statement (File No. 333-170391) registering 2,261,400 shares of Common Stock of Rosetta for the Amended and Restated 2005 Long-Term Incentive Plan;

•	Registration Statement (File No. 333-188642) registering 4,164,894 shares of Common Stock of Rosetta for the 2013 Long-Term Incentive Plan; and

•	Registration Statement (File No. 333-204225) registering 5,000,000 shares of Common Stock of Rosetta for the 2015 Long-Term Incentive Plan.

On July 20, 2015, pursuant to an Agreement and Plan of Merger, dated as of May 10, 2015 (the “Merger Agreement”), by and among Noble Energy, Inc., a Delaware corporation (“Noble”), Rosetta and Bluebonnet Merger Sub Inc., a Delaware corporation and indirect, wholly owned subsidiary of Noble (“Merger Sub”), Merger Sub merged with and into Rosetta, with Rosetta continuing as the surviving entity. Immediately thereafter, Rosetta merged with and into NBL Texas, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Noble (the “Registrant”), with the Registrant continuing as the surviving company. In connection with the merger, the Registrant has terminated all offerings of the Common Stock pursuant to the Registration Statements. In accordance with the undertaking contained in the Registration Statements, the Registrant hereby removes from registration, by means of this Post-Effective Amendment to the Registration Statements, any of the Common Stock registered that remain unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2015.

NBL TEXAS, LLC

By:	/s/ Charles J. Rimer
Name:	Charles J. Rimer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Rimer Name: Charles J. Rimer	President and Manager (Principal Executive Officer)	July 21, 2015

/s/ John A. Huser Name: John A. Huser	Vice President – Finance, Chief Financial Officer and Manager (Principal Financial Officer)	July 21, 2015